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                           FILLMORE & GRIFFIN, L.C.
                               ATTORNEYS AT LAW

MICHAEL E. GRIFFIN


                                August 7, 1997



The Board of Directors of                      VIA FAX & REGULAR MAIL
International Mercantile Corporation ("IMC")
7979 Old Georgetown Road
Bethesda, M.D. 20814

     RE:    Legality of IMC Shares Issued
            Pursuant to IMC Group Compensation Plan (the "Plan")

Gentlemen:

     We have reviewed the Plan and the Articles of Incorporation and Bylaws of IMC and we are of the opinion that all shares to be issued pursuant to the Plan will be, when issued, legally issued, fully paid and non-assessable shares of the common stock of IMC.

     We are of the further opinion that the Plan is not subject to Employee Retirement Income and Security Act ("ERISA").

                                   Sincerely,

                                   FILLMORE & GRIFFIN, L.C.

                                   /s/  MICHAEL E. GRIFFIN
                                   Michael E. Griffin

MEG:sdl



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